UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2017

NORTHWEST PIPELINE LLC

(Exact name of registrant as specified in its charter)

Delaware	1-7414	26-1157701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Chipeta Way, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 583-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 29, 2017, Northwest Pipeline LLC (the “Company”) issued a press release announcing that it intends to offer, pursuant to an exemption from registration under the Securities Act of 1933, as amended, senior notes to certain institutional investors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on March 29, 2017, the Company issued a press release announcing that it has priced its offering of $250 million in aggregate principal amount of 4.000% Senior Notes due 2027. The offering of the notes is expected to close on April 3, 2017, subject to certain closing conditions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated March 29, 2017.

99.2	Press release dated March 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE LLC

By:	/s/ Peter S. Burgess
Peter S. Burgess Vice President and Treasurer

DATED: March 29, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 29, 2017.

99.2	Press release dated March 29, 2017.